AMERICA FIRST ASSOCIATES CORPORATION

CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

I consent to the incorporation by reference in this Form 10-SB of America First Associates Corporation of my report dated February 20, 2003, included in the Annual Report to Stockholders of America First Associates Corporation.

Joseph Troche, CPA
/s/ Joseph Troche, CPA
Hastings on the Hudson, New York
March 31, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 31, 2004

/s/ Joseph Troche,CPA